Exhibit 99.1

INSTRUCTURE ANNOUNCES SALES TRANSITION

SALT LAKE CITY, October 10, 2017 -- Instructure, Inc. (NYSE: INST), a leading software-as-a-service (SaaS) technology company in education and human capital management, today announced that Marc Maloy has resigned as EVP of worldwide sales. Mr. Maloy will remain with the company through November 6, 2017.

“We thank Marc for his contributions during his tenure and wish him well in his new role,” said Josh Coates, CEO of Instructure. “In Q3 we commenced a search for a chief revenue officer, and we expect to fill this role in the near future.  This has no impact to our third quarter financial results, which we will report on October 30, 2017.”

ABOUT INSTRUCTURE

Instructure, Inc. is a leading software-as-a-service (SaaS) technology company that makes software that makes people smarter. With a vision to help maximize the potential of people through technology, Instructure created Canvas, Gauge, Arc and Bridge to enable organizations everywhere to easily develop, deliver and manage engaging face-to-face and online learning experiences. To date, Instructure has connected millions of instructors and learners at more than 3,000 educational institutions and corporations throughout the world. Learn more about Canvas for higher ed and K-12, and Bridge for the corporate market at www.Instructure.com.

CONTACTS:
Keaton Godfrey
Instructure
(866) 574-3127
kgodfrey@instructure.com

Becky Frost
Instructure
(801) 869-5017
press@instructure.com

SOURCE Instructure